EXHIBIT 21--SUBSIDIARIES OF REGISTRANT

Listed below are the principal subsidiaries of the Company and the percentage of voting securities owned by the Company. The Company's other subsidiaries, taken in the aggregate, would not constitute a significant subsidiary.

                                                                   Percentage of
                                                                      Voting
                               Jurisdiction in which                Securities
                             Incorporated or Organized                 Owned

SCI Systems (Alabama), Inc.           Alabama                           100%
SCI Technology, Inc.                  Alabama                           100%
SCI Enclosures, Inc.                  Delaware                          100%
SCI Foreign Sales, Inc                U.S. Virgin islands               100%
SCIMEX, Inc.                          Alabama                           100%
SCI Systems de Mexico S.A. de C.V.    Mexico                            100%
SCI Holdings, Inc.                    Delaware                          100%
SCI Manufacturing
   Singapore Pte. Ltd.                Singapore                         100%
SCI Systems (Thailand)
   Limited                            Thailand                          100%
SCI Irish Holdings                    Republic of Ireland               100%
SCI Ireland Limited                   Republic of Ireland               100%
SCI Systems Canada, Inc.              Canada                            100%
Newport, Inc.                         Georgia                           100%
SCI Holding France, S.A.              France                            100%
SCI France, S.A.                      France                            100%
SCI Manufacturing
   (Malaysia) SDN BHD                 Malaysia                          100%
SCI Funding, Inc.                     Delaware                          100%
SCI Hungary Ltd.                      Hungary                           100%
Advanced Electronic
   Technology, LTDA.                  Brazil                            100%
Advanced Electronic
   Integration, LTDA.                 Brazil                            100%
SCI Systems Finland Oy                Finland                           100%
SCI Systems Sweden AB                 Sweden                            100%
SCI Systems Spain S.A.                Spain                             100%
AET Holland, C.V.                     The Netherlands                   100%
SCI Netherlands Holding B.V.          The Netherlands                   100%
SCI Netherlands                       The Netherlands                   100%
Interagency, Inc.                     Delaware                          100%
SCI Services de Mexico, S.A. de C.V.  Mexico                            100%
AET Holdings Limited                  Mauritius                         100%
SCI Systems (Kunshan) Co., Ltd.       Peoples's Republic of China       100%
SCI Brockville Corp.                  Canada                            100%
SCI Brock Telecom Limited             Canada                            100%
SCI Systems Israel Ltd.               Israel                             90%
SCI Systems Tel Aviv Ltd.             Israel                             90%
SCI Australia Holdings Pty Ltd.       Australia                         100%
SCI Systems Belgium S.P.R.L.          Belgium                           100%